UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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[X]	Definitive Proxy Statement

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[_]	Soliciting Material Pursuant to § 240.14a-12

CATALYTICA ENERGY SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting of Stockholders

to be held on June 10, 2004

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Stockholders (the “2004 Annual Meeting”) of Catalytica Energy Systems, Inc., a Delaware corporation (the “Company” or “Catalytica Energy”), will be held on June 10, 2004, at 10:00 a.m., local time, at Catalytica Energy Systems, Inc., 1388 North Tech Boulevard, Gilbert, Arizona 85233 for the following purposes:

1.	To elect two Class I Directors of the Company, each to serve a three-year term.

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent accountants for the 2004 fiscal year.

3.	To transact such other business as may properly come before the 2004 Annual Meeting or any postponement(s) or adjournment(s) thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders.

Only stockholders of record at the close of business on April 16, 2004 are entitled to notice of, and to vote at, the 2004 Annual Meeting.

All stockholders are cordially invited to attend the 2004 Annual Meeting in person. However, to assure your representation at the 2004 Annual Meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the envelope enclosed for that purpose. Any stockholder attending the 2004 Annual Meeting may vote in person even if he or she has previously returned a Proxy.

Sincerely,

Michael J. Murry

President, Chief Executive Officer and Director

Gilbert, Arizona

April 29, 2004

PROXY STATEMENT

2004 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed Proxy is solicited on behalf of Catalytica Energy Systems, Inc. (the “Company” or “Catalytica Energy”) for its 2004 Annual Meeting of Stockholders (the “2004 Annual Meeting”) to be held on June 10, 2004, at 10:00 a.m., local time, at Catalytica Energy Systems, Inc., 1388 North Tech Boulevard, Gilbert, Arizona 85233, or any postponement(s) or adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company’s principal executive offices are located at 1388 North Tech Boulevard, Gilbert, Arizona 85233 and its telephone number is (480) 556-5555.

These Proxy solicitation materials and the Annual Report for the year ended December 31, 2003 are expected to be mailed on or about May 10, 2004 to all stockholders entitled to vote at the 2004 Annual Meeting.

Record Date and Outstanding Shares

Only stockholders of record at the close of business on April 16, 2004 (the “Record Date”) are entitled to receive notice of and to vote at the 2004 Annual Meeting. The outstanding voting securities of the Company as of April 16, 2004 consisted of 17,827,312 shares of common stock. For information regarding holders of more than 5% of the outstanding common stock of the Company, see “Proposal No. 1—Election of Directors—Security Ownership of Principal Stockholders and Management.”

Revocability of Proxies

The enclosed Proxy is revocable at any time before its use by delivering to the Company a written notice of revocation or a duly executed Proxy bearing a later date. If a person who has executed and returned a Proxy is present at the 2004 Annual Meeting and wishes to vote in person, he or she may elect to do so and thereby suspend the power of the Proxy holders to vote his or her Proxy.

Voting and Solicitation

Except as provided below, every stockholder of record on the Record Date is entitled, for each share held, to one vote on each proposal or item that comes before the 2004 Annual Meeting. In the election of Directors, each stockholder will be entitled to cast one vote for each share held for each of the nominees, and the two nominees receiving the greatest number of votes will be elected.

The cost of this solicitation will be borne by the Company. The Company may reimburse expenses incurred by brokerage firms and other persons representing beneficial owners of shares in forwarding solicitation material to beneficial owners. Proxies may be solicited by certain of the Company’s Directors, officers and employees, without additional compensation, personally or by telephone, letter, electronic mail or facsimile.

Quorum; Abstentions; Broker Non-Votes

The required quorum for the transaction of business at the 2004 Annual Meeting is a majority of the votes eligible to be cast by holders of shares of common stock issued and outstanding on the Record Date, which number is 8,913,657 shares of common stock, present or represented by Proxy at the 2004 Annual Meeting. Shares that are voted “FOR,” “AGAINST” or “ABSTAINED” on a matter are treated as being present at the 2004 Annual Meeting for purposes of establishing a quorum and are also treated as shares entitled to be cast at the 2004 Annual Meeting with respect to such matter (the “Votes Cast”).

Abstentions will be counted for purposes of determining both (i) the presence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of Directors). Accordingly, in cases other than the election of Directors, abstentions will have the same effect as a vote against the proposal.

While there is no definitive statutory or case law authority in Delaware as to the proper treatment of broker non-votes, the Company believes that broker non-votes should be counted for purposes of determining the presence of a quorum for the transaction of business, but that broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. In the absence of controlling precedent to the contrary, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not affect the outcome of the voting on any proposal described in this Proxy Statement.

Delivery of Documents to Stockholders Sharing an Address

Certain stockholders who share an address are being delivered only one copy of this Proxy Statement and the Company’s 2003 Annual Report on Form 10-K unless the Company or one of its mailing agents has received contrary instructions.

Upon the written or oral request of a stockholder at a shared address to which a single copy of the Company’s Proxy Statement and 2003 Annual Report on Form 10-K was delivered, the Company will promptly deliver a separate copy of such documents to such stockholder. Written requests should be made to Catalytica Energy Systems, Inc., Attention: Investor Relations, 430 Ferguson Drive, Mountain View, California, 94043. Oral requests may be made by calling the Investor Relations Department of the Company at (650) 940-6253.

Stockholders sharing an address who are receiving multiple copies of the Company’s Proxy Statements and Annual Reports may request delivery of a single copy of the Company’s Proxy Statements and Annual Reports by writing to the address above or calling the telephone number above.

Deadline for Receipt of Stockholder Proposals

Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2005 Annual Meeting of Stockholders must be received by the Company no later than January 10, 2005 in order that they may be considered for inclusion in the Proxy statement and form of Proxy relating to that meeting.

Pursuant to the Company’s Bylaws, stockholders who wish to bring matters or propose nominees for the Company’s Board of Directors at the Company’s 2005 Annual Meeting of Stockholders, but who do not intend to include such matters or nominee proposals in the Company’s Proxy statement relating to that meeting, must provide specified information in writing to the secretary of the Company not less than 120 days prior to the first anniversary of the 2004 Annual Meeting. Stockholder proposals received by us after this date will be considered untimely.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Directors and Nominees for Director

Our Certificate of Incorporation provides that our Board of Directors be divided into three classes of Directors, each of whom will serve staggered three-year terms or until his or her successor has been duly appointed or elected and qualified. Following the 2004 Annual Meeting, at which two Class I Directors are to be elected, the Board will be comprised of eight persons. Each Director elected at the 2004 Annual Meeting will serve until his or her term expires at the Annual Meeting of Stockholders in 2007, or until his or her successor has been duly appointed or elected and qualified.

The nominees up for re-election at our 2004 Annual Meeting are William B. Ellis and Susan F. Tierney. David F. Merrion was appointed to the Board of Directors in January 2004 as a Class II Director.

The nominees have agreed to serve if elected, and management has no reason to believe that the nominees will be unavailable to serve. In the event a nominee is unable or declines to serve as a Director at the time of the 2004 Annual Meeting, the Proxies will be voted for any nominee who may be designated by our present Board of Directors to fill the vacancy. Unless otherwise instructed, the Proxy holders will vote the Proxies received by them FOR the nominees named below.

Vote Required

If a quorum is present or represented by Proxy at the 2004 Annual Meeting, the two nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected to the Board of Directors. Votes withheld from any Director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the 2004 Annual Meeting, but will not have any effect on the outcome of the voting in the election of Directors. See “Quorum; Abstentions; Broker Non-Votes.”

Director Resignation

Peter Cartwright has tendered his resignation from the Company’s Board of Directors effective June 10, 2004. The Board of Directors has approved a resolution accepting his resignation and reducing the size of the Board of Directors from nine members to eight members simultaneous with the effective date of his resignation.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE CLASS I DIRECTOR NOMINEES LISTED BELOW.

Information About Our Directors

The names of and certain information about the nominees and continuing Directors are set forth below:

Director/Director Nominee	Age	Position with the Company	Director Since
Nominees for Class I Directors
William B. Ellis(2)	63	Director	1995
Susan F. Tierney(3)	52	Director	2001

Continuing Class II Directors
Howard I. Hoffen(1)(2)	40	Director	2000
Ricardo B. Levy(3)	59	Chairman of the Board, Director	1995
David F. Merrion .	68	Director	2004

Continuing Class III Directors
Michael J. Murry	53	President and Chief Executive Officer, Director	2003
Frederick M. O’Such(3)	66	Director	1995
John A. Urquhart(1)(2)	75	Director	1997

(1)	Member of the Compensation Committee.
(2)	Member of the Audit Committee.
(3)	Member of the Nominating / Governance Committee

William B. Ellis, Ph.D. joined our Board of Directors in September 1995. Dr. Ellis is a Senior Visiting Fellow of the Yale University School of Forestry and Environmental Studies. Dr. Ellis retired as Chairman of Northeast Utilities in 1995, where he also served as Chief Executive Officer from 1983 to 1993. Dr. Ellis joined Northeast Utilities in 1976 as its Chief Financial Officer. Dr. Ellis was a consultant with McKinsey & Co. from 1969 to 1976 and was a principal in that firm from 1975 to 1976. Dr. Ellis serves on the board of directors of the Massachusetts Mutual Life Insurance Company and on the Pew Center on Global Climate Change. He has a Ph.D. in chemical engineering from the University of Maryland.

Howard I. Hoffen joined our Board of Directors in September 2000. Mr. Hoffen is currently the Chairman and Chief Executive Officer of Morgan Stanley Private Equity and Morgan Stanley Capital Partners, and has been a Managing Director of Morgan Stanley & Co. Incorporated since 1997. He joined Morgan Stanley & Co. Incorporated in 1985 and Morgan Stanley Private Equity and Morgan Stanley Capital partners in 1986. Mr. Hoffen also serves on the boards of Choice One Communications, Inc., Vanguard Health Systems, Inc. and several privately held companies. Mr. Hoffen has a B.S. from Columbia University and an M.B.A. from the Harvard Business School.

Morgan Stanley & Co. Incorporated and Morgan Stanley Capital Partners have announced that a team of investment professionals from Morgan Stanley Capital Partners, led by Mr. Hoffen, will establish a new independent private equity firm, Metalmark Capital, LLC, to manage the investments of Morgan Stanley Capital Partners, including the investment in the Company held by Morgan Stanley Capital Partners III, L.P. and related entities, on a sub-advisory basis. The Company has been advised that, subject to certain regulatory approvals, this sub-advisory relationship is expected to commence in the second quarter of 2004.

Ricardo B. Levy, Ph.D. joined our Board of Directors in June 1995 as Chairman of the Board. He was a founder of Catalytica, Inc., and was a director of Catalytica, Inc. from 1974 to December 2000. He served as Chief Operating Officer of Catalytica, Inc. from its inception in 1974 until August 1991. He served as President and Chief Executive Officer of Catalytica, Inc. from August 1991 until December 2000. Before founding Catalytica, Inc., Dr. Levy was a founding member of Exxon’s chemical physics research team. Dr. Levy also serves on the board of directors of the public companies Pharmacopeia, Inc. and StemCells, Inc. Dr. Levy has an M.S. from Princeton University and a Ph.D. in chemical engineering from Stanford University. Dr. Levy is an alumnus of Harvard University’s Executive Management Program.

David F. Merrion joined our Board of Directors in January 2004. Mr. Merrion is a retired executive vice president of engineering for Detroit Diesel Corporation, a position he held from 1988 to 1999 during which time he also served on the Company’s Executive Committee. In addition to serving as a consultant to several companies in the diesel industry, including Detroit Diesel for whom he acts as a Consent Decree Compliance Auditor, Mr. Merrion is also currently president and CEO of Entec Engine Corporation and chairman of Greenvision Technology. Mr. Merrion holds a bachelor’s degree in mechanical engineering from General Motors Institute and a master’s degree in mechanical engineering from Massachusetts Institute of Technology.

Frederick M. O’Such joined our Board of Directors in November 1995. Mr. O’Such is currently a private investor. From 1986 until 2001, Mr. O’Such served as President and Chief Executive Officer of Xertex Capital. From 1981 to 1986, Mr. O’Such served as Chief Executive Officer of Xertex Corporation. From 1970 to 1981, Mr. O’Such served as Group President and Vice President, Corporate Development with Envirotech Corporation. He served as Group Vice President with Gulton Industries, Inc. from 1963 to 1970. Mr. O’Such is a member of several boards of directors, including Herrick-Pacific Corporation. Mr. O’Such holds a B.S. in chemical engineering from Lehigh University and an M.B.A. from Harvard University.

Susan F. Tierney, Ph.D. joined our Board of Directors in December 2001. Dr. Tierney is currently a managing principal of Analysis Group Inc. where she specializes in energy industry issues. Dr. Tierney served as Senior Vice President of Lexecon Inc. from 1995 to 2003. Dr. Tierney is Chairman of the Board of Directors of The Energy Foundation and the Energy Innovations Institute, non-profit organizations. Additionally, she is a director of the following non-profit organizations: Climate Policy Center, Clean Air-Cool Planet and the Northeast States Clean Air Foundation. Before joining Lexecon (and its predecessor company, the Economics Resource Group) in November 1995, Dr. Tierney served in senior positions in federal and state government from 1983 until 1995, most recently as assistant secretary for policy at the U.S. Department of Energy and Secretary of Environmental Affairs for the Commonwealth of Massachusetts. Previously, she was an assistant professor at the University of California, Irvine from 1978 until 1982. Dr. Tierney has a Ph.D. and a Masters degree in regional planning from Cornell University and a bachelor’s degree from Scripps College.

John A. Urquhart joined our Board of Directors in April 1997. Mr. Urquhart is currently a private investor and consultant. He served as a Senior Advisor to the Chairman of Enron Corporation from 1998 until May 2001, and also served as the Vice Chairman of Enron from 1990 to 1998. Prior to that, he served as the Senior Vice President/Executive Vice President of industrial and power systems at General Electric. In addition, he served five years as a committee member on the board of the United States Council for Energy Awareness. Mr. Urquhart serves on a number of other boards of directors, including those of the following public companies: TECO Energy, Inc., and Tampa Electric Co. Mr. Urquhart holds a B.S. in engineering from the Virginia Polytechnic Institute.

Michael J. Murry has served as our President, Chief Executive Officer and as a Director since January 2003. Prior to joining our Company, Mr. Murry held executive positions at Ballard Power Systems since October 2000. He first served as chief operating officer of Ballard Generation Systems and, most recently, served as vice president and general manager of Ballard’s Power Generation Division. Prior to his tenure at Ballard, Mr. Murry was vice president of marketing with the American Natural Soda Ash Corporation, a position he held since 1996. From 1981 to 1996, Mr. Murry held positions with the Dow Chemical Company in sales, marketing, product development and business operations. Prior to joining Dow, he worked for Standard Oil of Ohio and The Upjohn Company. Mr. Murry has a Bachelor’s degree and a Master’s degree in chemical engineering from Michigan State University, and an M.B.A. from Wharton Graduate School at the University of Pennsylvania.

Executive Officers

	Age	Position with the Company
Ralph A. Dalla Betta	59	Vice President, Chief Technology Officer
Dominic M. Geraghty	57	Senior Vice President, Corporate Development
Michael J. Murry	53	President and Chief Executive Officer
Robert W. Zack	41	Vice President, Chief Financial Officer

Ralph A. Dalla Betta, Ph.D. has served as our Vice President & Chief Technology Officer since June 1995. From 1976 until the spin-off of Catalytica Energy Systems, Inc., Dr. Dalla Betta was employed by Catalytica, Inc., most recently as Chief Scientist. Prior to joining Catalytica, Inc., Dr. Dalla Betta was a Senior Scientist at the Ford Motor Company. He has authored over 40 scientific papers, holds 12 patents and is co-author of one book. He holds a B.S. degree from the Colorado College and a Ph.D. in physical chemistry from Stanford University.

Dominic M. Geraghty, Ph.D. has served as our Senior Vice President, Corporate Development since April 2002. Prior to joining our company, Dr. Geraghty was co-founder of Enerwise Global Technologies, and served as its Senior Vice President of Corporate Development from 2001 to 2002. Dr. Geraghty also founded grid2plug.com, an E-commerce company focused on developing premium power/“high-9s” solutions for the power generation industry. Previously, Dr. Geraghty held senior management positions with various other companies in the energy industry, including a three-year tenure from 1990 to 1993 as General Partner of Utech, a venture capital fund focused on energy-related deals, and a 13-year tenure at the Electric Power Research Institute (EPRI) from 1977 to 1990, where he was responsible for corporate planning and research and development management. Dr. Geraghty holds B.E. and Ph.D. degrees in chemical engineering from University College in Dublin, Ireland, and an M.B.A. from the University of Santa Clara.

Michael J. Murry has served as our President, Chief Executive Officer and as a Director since January 2003. For additional information regarding Mr. Murry’s education and employment background please see the biography listed under the preceding section of Director biographies.

Robert W. Zack has served as our Vice President, Chief Financial Officer since April 2003. Prior to that, he served as our Vice President, Controller since February 2002. Prior to joining our company, Mr. Zack served as Group Vice President of Finance for MicroAge, Inc. From 1995 to 1999, he served as the Chief Financial Officer of NIENEX. Mr. Zack has also held various executive and financial management roles at Active Noise and Vibration Technologies, Pinnacle West Capital Corporation and Arthur Andersen L.L.P. Mr. Zack earned his B.S. in accounting and M.B.A. from Arizona State University and is a Certified Public Accountant.

There are no family relationships between any of the Directors or executive officers of the Company.

Security Ownership of Principal Stockholders and Management

The following table sets forth, as of March 31, 2004, certain information with respect to the beneficial ownership of the Company’s common stock by (i) each person known by the Company to own beneficially more than five percent of the outstanding shares of the Company’s common stock, (ii) each Director or nominee for Director of the Company, (iii) each of the Company’s Named Executive Officers listed in the Summary Compensation Table, and (iv) all current Executive Officers and Directors as a group. Beneficial ownership is calculated based on SEC requirements. All shares of common stock subject to options currently exercisable or exercisable within 60 days after March 31, 2004 are deemed to be outstanding for the purpose of computing the percentage ownership of the person holding such options, but are not deemed to be outstanding for computing the percentage ownership of any other person. Unless otherwise indicated below, each stockholder named in the table has sole or shared voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws. Unless otherwise indicated in the table, the address of each party listed in the table is Catalytica Energy Systems, Inc., 1388 North Tech Boulevard, Gilbert, Arizona 85233.

	Shares of Common Stock Beneficially Owned
Name of Person or Identity of Group	Number	Percentage Ownership(1)
Morgan Stanley Capital Partners III, L.P. and related entities (2) 1221 Avenue of the Americas New York, New York 10020	3,386,748	19.00%

The Baupost Group, L.L.C.(3) 10 St. James Ave., Ste. 2000 Boston, Massachusetts 02116	2,443,815	13.71%

Farallon Partners, L.L.C.(4) One Maritime Plaza, Suite 1325 San Francisco, California 94111	1,299,109	7.29%

Farallon Capital Management, L.L.C.(5) One Maritime Plaza, Suite 1325 San Francisco, California 94111	981,229	5.50%

Merrill Lynch & Company, Inc.(6) (on behalf of Merrill Lynch Investment Managers) World Financial Center, North Tower 250 Vesey Street New York, New York 10381	894,332	5.02%

Ricardo B. Levy(7)	338,016	1.89%
Ralph A. Dalla Betta(8)	282,267	1.57%
Michael J. Murry(9)	170,389	*
Dominic M. Geraghty(10)	64,995	*
Frederick M. O’Such(11)	57,934	*
William B. Ellis(12)	54,500	*
John A. Urquhart(13)	54,500	*
Howard I. Hoffen(2)(14)	38,833	*
Robert W. Zack(15)	34,990	*
Susan F. Tierney(16)	29,583	*
Peter Cartwright(17)	29,583	*
David F. Merrion(18)	1,111	*
All current executive officers and Directors as a group (12 persons)(19)	1,156,701	6.21%

*	Less than 1%

(1)	Based upon 17,827,312 shares of common stock outstanding as of March 31, 2004.

(2)	Consists of 2,995,781 shares owned by Morgan Stanley Capital Partners III, L.P., 84,253 shares owned by Morgan Stanley Capital Investors, L.P., and 306,714 shares owned by MSCP III 892 Investors, L.P. The general partner of these entities is MSCP III, LLC, the managing member of which is Morgan Stanley Capital Partners III, Inc., a wholly-owned subsidiary of Morgan Stanley. Mr. Hoffen disclaims beneficial ownership of all shares owned by these entities, except to the extent of his pecuniary interest therein.

(3)	Based on information as of December 31, 2003 as set forth in Schedule 13G/A filed on February 12, 2004.

(4)

Based on information as of December 31, 2003 as set forth in Schedule 13G/A filed on January 8, 2004. Farallon Capital Partners, L.P., Farallon Capital Institutional Partners, L.P., Farallon Capital Institutional

Partners II, L.P., Farallon Capital Institutional Partners III, L.P. and Tinicum Partners, L.P. (collectively, the “Farallon Partnerships”), directly hold, in aggregate, the 1,299,109 shares listed above. As the general partner of each of the Farallon Partnerships, Farallon Partners, L.L.C. (“FPLLC”), may, for purposes of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), be deemed to own beneficially the shares held by the Farallon Partnerships. As the managing members of FPLLC, David I. Cohen, Chun R. Ding, Joseph F. Downes, William F. Duhamel, Charles E. Ellwein, Richard B. Fried, Monica R. Landry, William F. Mellin, Stephen L. Millham, Rajiv A. Patel, Derek C. Schrier, Thomas F. Steyer and Mark C. Wehrly (collectively the “Farallon Managing Members”) may each, for purposes of Rule 13d-3 under the Exchange Act, be deemed to own beneficially the shares owned by the Farallon Partnerships. Each of FPLLC and each of its managing members disclaim any beneficial ownership of such shares. All of the above-mentioned entities and persons disclaim group attribution.

(5)	Based on information as of December 31, 2003 as set forth in Schedule 13G/A filed on January 8, 2004. By virtue of investment management agreements between Farallon Capital Management, L.L.C., a registered investment adviser (“FCMLLC”), and various managed accounts, FCMLLC may, for purposes of Rule 13d-3 under the Exchange Act, be deemed the beneficial owner of the 981,229 shares held, in aggregate, by such accounts and listed above. As the managing members of FCMLLC, each of the Farallon Managing Members may, for purposes of Rule 13d-3 under the Exchange Act, be deemed the beneficial owner of the shares held in such accounts managed by FCMLLC. Each of FCMLLC and each of its managing members disclaim any beneficial ownership of such shares. All of the above-mentioned entities and persons disclaim group attribution.

(6)	Based on information as of December 31, 2003 as set forth in Schedule 13G/A filed on January 27, 2004.

(7)	Includes shares held by the following trusts of which Dr. Levy serves as trustee: (i) 229,647 shares held by the Levy Family Trust and (ii) 6,705 shares held by the Polly Jean Cusumano Trust. Dr. Levy disclaims beneficial ownership of the shares owned by the Polly Jean Cusumano Trust. Includes 101,664 shares issuable upon exercise of options held by Dr. Levy, which options are exercisable within 60 days of March 31, 2004.

(8)	Includes 92,101 of common shares owned and 190,166 shares issuable upon exercise of options held by Dr. Dalla Betta, which options are exercisable within 60 days of March 31, 2004.

(9)	Includes 3,723 of common shares owned and 166,666 shares issuable upon exercise of options held by Mr. Murry, which options are exercisable within 60 days of March 31, 2004.

(10)	Includes 7,307 of common shares owned and 57,688 shares issuable upon exercise of options held by Dr. Geraghty, which options are exercisable within 60 days of March 31, 2004.

(11)	Includes 3,434 of common shares owned and 54,500 shares issuable upon exercise of options held by Mr. O’Such, which options are exercisable within 60 days of March 31, 2004.

(12)	Includes 54,500 shares issuable upon exercise of options held by Dr. Ellis, which options are exercisable within 60 days of March 31, 2004.

(13)	Includes 54,500 shares issuable upon exercise of options held by Mr. Urquhart, which options are exercisable within 60 days of March 31, 2004.

(14)	Includes 38,833 shares issuable upon exercise of options held by Mr. Hoffen, which options are exercisable within 60 days of March 31, 2004.

(15)	Includes 1,135 of common shares owned and 33,855 shares issuable upon exercise of options held by Mr. Zack, which options are exercisable within 60 days of March 31, 2004.

(16)	Includes 29,583 shares issuable upon exercise of options held by Dr. Tierney, which options are exercisable within 60 days of March 31, 2004.

(17)	Includes 29,583 shares issuable upon exercise of options held by the Calpine Foundation, which options are exercisable within 60 days of March 31, 2004. Mr. Cartwright is Chairman of the Board, Chief Executive Officer and President of Calpine Corporation, the sole shareholder of Calpine Foundation, a non-profit corporation. Mr. Cartwright disclaims beneficial ownership of the shares subject to options held by the Calpine Foundation.

(18)	Includes 1,111 shares issuable upon exercise of options held by Mr. Merrion, which options are exercisable within 60 days of March 31, 2004.

(19)	Includes 860,472 shares issuable upon exercise of options held by current executive officers and Directors, which options are exercisable within 60 days of March 31, 2004.

Independence

The Board of Directors has determined that seven of its nine current members—Peter Cartwright, William B. Ellis, Howard I. Hoffen, David F. Merrion, Frederick M. O’Such, Susan F. Tierney and John A. Urquhart—are “independent,” as such term is defined by the rules and regulations of the Securities and Exchange Commission and the listing requirements of the Nasdaq Stock Market.

Code of Ethics

The Board of Directors has approved a Code of Conduct and Ethics for our Directors, officers, including our Chief Executive Officer, Chief Financial Officer and principal financial and accounting officers, and our employees (including directors, officers and employees of our wholly-owned subsidiaries). The Code of Conduct and Ethics addresses such topics as protection and proper use of our assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting, conflicts of interest and insider trading. Our Code of Conduct and Ethics is posted on our website at http://www.catalyticaenergy.com.

Board Meetings and Committees

Board of Directors

The Board of Directors of the Company held a total of six meetings during the year ended December 31, 2003. During that same period, the Board also acted three times by unanimous written consent. The independent Directors of the Board also meet outside the presence of any non-independent Directors and management on a regular basis. The Board of Directors has established three committees: an Audit Committee, a Compensation Committee and a Nominating / Governance Committee.

Audit Committee

The functions performed by the Audit Committee are:

•	to provide oversight and monitoring of our management and our independent auditors and their activities with respect to our financial reporting process;

•	to provide the Board of Directors with the results of its monitoring and recommendations derived therefrom;

•	to select independent auditors to audit our financial statements and oversee the activities and independence of the auditors; and

•	to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors.

This Committee’s responsibilities are further outlined in its written charter attached hereto as Exhibit A.

The Audit Committee held a total of five meetings during the year ended December 31, 2003. The members of the Audit Committee are, William B. Ellis, Chairperson, Howard I. Hoffen and John A. Urquhart, three of the Company’s independent Directors.

Audit Committee Financial Expert

The Board of Directors has determined that all of the members of the Audit Committee have sufficient knowledge in financial and auditing matters to serve on the Audit Committee and that William B. Ellis qualifies as an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission.

Compensation Committee

The Compensation Committee held one meeting during the year ended December 31, 2003. The primary function performed by the Compensation Committee is to establish the general compensation philosophies of the Company as well as the compensation plans and specific compensation levels for executive officers. The members of the Compensation Committee from January 1 to June 5, 2003 were Howard I. Hoffen, Chairperson, and Ernest Mario, two of the Company’s independent Directors. Dr. Mario tendered his resignation from the Company’s Board of Directors, including the Compensation Committee, effective June 5, 2003. John A. Urquhart, an independent Director, was appointed as a member of the Compensation Committee effective June 6, 2003 to fill the vacancy created upon the resignation of Dr. Mario and served with Howard Hoffen during the remainder of 2003.

Nominating / Governance Committee

The functions performed by the Nominating / Governance Committee are:

•	the identification of individuals qualified to become directors and the selection of candidates for directorships;

•	the development and recommendation of a set of corporate governance guidelines applicable to the Company; and

•	otherwise taking a leadership role in shaping the corporate governance of the Company.

This Committee’s responsibilities are further outlined in its written charter attached hereto as Exhibit B.

The Nominating / Governance Committee was established in 2003 and held a total of one meeting during the year ended December 31, 2003. The members of the Nominating / Governance Committee are Susan F. Tierney, Chairperson, Ricardo B. Levy and Frederick M. O’Such. Mr. O’Such and Dr. Tierney are independent Directors. Dr. Levy is not a current officer or employee or family member of an officer or employee of the Company. However, because Dr. Levy served as our Interim Chief Executive Officer at the request of the Board of Directors from May 1 through December 31, 2002, he is not considered an independent Director for the purposes of the Nasdaq listing requirements. Notwithstanding the fact that Dr. Levy is not considered an independent Director, the Board of Directors has determined that Dr. Levy’s membership on the Committee is required in the best interests of the Company and its stockholders. The Board considered that Dr. Levy is the Director most familiar with the Company and its business history; Dr. Levy has experience with current management and the issues being addressed in the current business environment; Dr. Levy has significant industry knowledge; Dr. Levy is significantly contributing to the Nominating / Governance Committee; Dr. Levy has significant familiarity with executive compensation, corporate governance and related matters; and Dr. Levy served as an interim Chief Executive Officer of the Company in 2002 while the Company sought a permanent Chief Executive Officer but has not served as an officer or employee of the Company since that time.

During the fiscal year ended December 31, 2003, all Directors attended 100% of the meetings of the Board of Directors, except Dr. Ernest Mario and Mr. Craig Kitchen, who resigned their Director positions on June 6, 2003. Dr. Mario and Mr. Kitchen each attended 50% of the meetings from January 1 through June 6, 2003. While it has not been our policy to require attendance of Board members at the Annual Stockholders Meetings, two of our Directors attended the 2003 Annual Stockholders Meeting.

Director Nomination Process

Stockholder Nominations

Our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors. The Nominating / Governance Committee also reviews, evaluates and selects prospective candidates for our Board of Directors and considers nominees recommended by stockholders. Stockholders wishing to submit nominations must notify us of their intent to do so on or before the date on which stockholder proposals to be included in the proxy statement for the stockholder meeting must be received by us as set forth under “Deadline for Receipt of Stockholder Proposals.” Such notice must include the information specified in our Bylaws.

Director Qualifications

Members of our Board of Directors must have broad experience and business acumen, a record of professional accomplishments in his or her field, and demonstrated honesty and integrity consistent with our values as reflected in our Code of Conduct and Ethics. In evaluating Director nominees, the Nominating / Governance Committee considers a variety of factors, including the appropriate size of the Board of Directors, our needs with respect to the particular talents and experience of the Directors, the nominee’s experience and understanding of our industry, familiarity with national and international business matters, experience with accounting rules and practices, and professional expertise and experience beneficial to the achievement of our strategic goals. The Nominating / Governance Committee may also consider such other factors as it may deem are in the best interests of the Company and its stockholders.

Identifying Nominees

The Nominating / Governance Committee identifies nominees by first identifying the desired skills and experience of a new nominee based on the qualifications discussed above. The Nominating / Governance Committee will solicit ideas for possible candidates from members of the Board, senior level executives, individuals personally known to the members of the Board and third-party search firms.

Compensation Committee Interlocks and Insider Participation

No executive officer of the Company serves as a member of the board of directors or on the compensation committee of any entity that has an executive officer serving as a member of the Company’s Board of Directors or Compensation Committee.

Howard I. Hoffen, who serves as a Director and a member of the Audit and Compensation Committees, is the Chairman and Chief Executive Officer of Morgan Stanley Private Equity and a Managing Director of Morgan Stanley & Co., Incorporated. Morgan Stanley Capital Partners III, L.P. and related entities, which own approximately 19% of our common stock, are entitled to certain registration rights pursuant to a Stockholder Rights Agreement with us dated December 15, 2000. In addition to the registration rights, the Stockholder Rights Agreement provides that the Morgan Stanley Equity Funds are entitled to nominate one member to our Board of Directors for so long as such funds own more than 5% of the outstanding common stock of our Company. Morgan Stanley & Co. Incorporated and Morgan Stanley Capital Partners have announced that a team of investment professionals from Morgan Stanley Capital Partners, led by Mr. Hoffen, will establish a new independent private equity firm, Metalmark Capital, LLC, to manage the investments of Morgan Stanley Capital Partners, including the investment in the Company held by Morgan Stanley Capital Partners III, L.P. and related entities, on a sub-advisory basis. The Company has been advised that, subject to certain regulatory approvals, this sub-advisory relationship is expected to commence in the second quarter of 2004.

Communications with the Board

Stockholders and other parties interested in communicating directly with the Board of Directors or our independent Directors as a group may do so by writing to the Nominating / Governance Committee at the following address:

Catalytica Energy Systems, Inc.

Attn: Chairperson, Nominating / Governance Committee

1388 North Tech Boulevard

Gilbert, Arizona 85233

Depending on the subject matter, the Nominating / Governance Committee Chair will:

•	forward the communication to the Board member or members to which it is addressed (for example, if the communication received relates to questions, concerns or complaints regarding accounting, internal accounting controls and auditing matters, it will be forwarded to the chair of the Audit Committee for review);

•	forward to management if appropriate (for example, if the communication is a request for information about us or our operations or if it is a stock-related matter that does not appear to require direct attention by our Board or an individual Board member); or

•	not forward the communication if it is primarily commercial in nature or if it relates to a topic deemed improper or irrelevant.

Director Compensation

Directors who are not officers of the Company each receive an annual retainer for their services in the amount of $20,000, plus reimbursement of expenses. In lieu of receiving the annual retainer for Mr. Cartwright’s services, Mr. Cartwright has requested that all payments be made directly to the Calpine Foundation. Directors who are employed by the Company do not receive any compensation for their Board activities.

Committee Chairpersons receive additional compensation of $2,500 per committee meeting attended. Committee members receive $2,000 for each committee meeting attended in person or $1,500 for each committee meeting attended telephonically. The Chairman of the Board earns $5,000 for each Board meeting attended.

During the fiscal year ended December 31, 2003, the Company’s Directors received the following option grants:

Directors	Options Granted	Exercise Price of Options Granted
Peter Cartwright(1)(2)(3)	10,000	$2.76
William B. Ellis(1)(2)	10,000	2.76
Howard I. Hoffen(1)(2)	10,000	2.76
Craig N. Kitchen(1)(2)	10,000	2.76
Ricardo B. Levy(1)(2)	10,000	2.76
Ricardo B. Levy(2)(4)	10,000	2.76
Michael J. Murry(5)(6)	500,000	2.77
Frederick M. O’Such(1)(2)	10,000	2.76
Susan F. Tierney(1)(2)	10,000	2.76
John A. Urquhart(1)(2)	10,000	2.76

(1)	Non-employee Directors of the Company each received options to purchase 10,000 shares of the Company’s common stock in 2003.

(2)	Options become exercisable at the rate of one-twelfth of the shares subject to the option at the end of each month that the Director remains on the Board following the date of grant such that the options become fully vested within one year of the date of grant, and expire no later than ten years from the date of grant.

(3)	In lieu of his receiving 10,000 options for his service as a Director, Peter Cartwright requested that the Company grant the options to the Calpine Foundation.

(4)	Options granted to Dr. Levy for service to the Company as its representative on the Board of Directors of NovoDynamics, Inc.

(5)	Options granted for joining the Company as its President and Chief Executive Officer.

(6)	Options become exercisable at the rate of one-eighth of the shares subject to the option at the end of the sixth month following the date of grant and continue to vest ratably over four years from the date of grant, and expire no later than ten years from the date of grant.

AUDIT COMMITTEE REPORT

The Audit Committee of the Company’s Board of Directors (the “Audit Committee”) consists of three non-employee Directors, William B. Ellis, Howard I. Hoffen and John A. Urquhart, each of whom has been determined to be independent under applicable rules currently in effect. The Audit Committee operates under a written charter adopted by the Board of Directors. Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and to issue a report thereon. Pursuant to its charter, the Audit Committee monitors and oversees these processes.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

The Company’s independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Committee discussed with the independent auditors that firm’s independence and considered whether the non-audit services provided by the independent auditors are compatible with maintaining the auditors’ independence.

Based on the Audit Committee’s review and discussion with management and the independent auditors, and the Audit Committee’s review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to stockholder approval, the selection of the Company’s independent auditors.

AUDIT COMMITTEE

William B. Ellis

Howard I. Hoffen

John A. Urquhart

FEES BILLED TO THE COMPANY BY INDEPENDENT PUBLIC ACCOUNTANTS

The following is a summary of the fees paid by the Company for the services of Ernst & Young LLP in 2003 and 2002.

	Audit Fees	Audit-Related Fees	Tax Fees(1)	All Other Fees(2)
2003	$190,491	$—	$—	$—
2002	328,350	—	18,190	7,670

(1)	Tax fees paid in 2002 were related to the preparation of the 2001 tax returns.

(2)	All other fees paid in 2002 related to a Sarbanes-Oxley update and assistance with filing a Form S-8 in November 2002.

The Audit Committee has considered and determined that the fees paid to Ernst & Young LLP for non-audit-related services is compatible with maintaining Ernst &Young’s independence. The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee has delegated to the Chair of the Audit Committee authority to approve permitted services provided that the Chair reports any decisions to the Committee at its next scheduled meeting.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The following is the Report of the Compensation Committee of the Company, describing the compensation philosophy and rationale applicable to the compensation earned by the Company’s Executive Officers for the year ended December 31, 2003.

The Compensation Committee of the Board of Directors of the Company establishes the general compensation philosophies of the Company as well as the compensation plans and specific compensation levels for Executive Officers. During the year ended December 31, 2003, the Compensation Committee consisted of two independent Directors, Howard I. Hoffen and Ernest Mario. Dr. Mario tendered his resignation from the Company’s Board of Directors, including the Compensation Committee, effective June 5, 2003. John A. Urquhart, a non-employee Director, was appointed as a member of the Compensation Committee effective June 6, 2003 to fill the vacancy created upon the resignation of Dr. Mario, and served with Mr. Hoffen during the remainder of 2003.

The Company’s compensation philosophy is to provide a total compensation package that will enable the Company to attract and retain top executive talent, while emphasizing the linkage of compensation to corporate, business and individual performance.

The compensation program for the Executive Officers consists of base salary, stock options and bonus. Other benefits, such as health and welfare insurance, a defined contribution 401(k) plan, and an employee stock purchase plan, are also available to all eligible employees. The Compensation Committee establishes the compensation of the Chief Executive Officer and other Executive Officers based on several criteria related to competitive compensation levels, the performance of the individual and the Company’s performance.

Competitive Compensation.    In order to establish competitive compensation, a market basket of companies from combustion-related industries was created and the base salaries, bonus opportunities and stock option awards for their top executives were analyzed. The intent of the Compensation Committee is to set the total compensation for the Company’s executive officers at approximately the 60th percentile of the market basket of companies. Any such cross-company comparisons require some adjustments to reflect varying levels of specific responsibilities, complexity of the business, the business’ ultimate potential and the background and training of the officer. Such considerations set the base level of compensation, assuming an acceptable level of performance. Performance variations on an individual and business level are then applied.

Individual Performance.    Personal performance is appraised against a budget and business plan laid out at the beginning of each year. The plan includes a set of personal objectives regarding such things as budgetary control, achieving milestones in the Company’s development programs, successful execution and implementation of collaborative agreements or contracts, achieving planned revenues and other criteria. Assessment of performance in this regard determines the annual increase in base salary and also determines, in part, the level of cash bonus and long-term incentive compensation. Bonus and stock options are also affected by the Company’s performance.

Corporate Performance.    Achievement of corporate objectives, designed to enhance stockholder value, is a key factor in establishing stock option awards and bonuses. Typical corporate objectives would include sound management of all balance sheet items, appropriate balancing of new opportunities and risks and the creation of opportunities for future business activity. The bonus plan for executives is based on the achievement of a combination of financial and non-financial goals. The financial portion of the bonus is not awarded for achievement of less than 80% of the planned goal; it does, however, provide for over-achievement of the financial objectives. Overall personal performance for 2003 was also taken into consideration in the final bonus amount.

Chief Executive Officer Compensation for Year Ended December 31, 2003.    In determining the Chief Executive Officer’s compensation, a review of his role as a President and Chief Executive Officer of a public company as well as a comparison of similar positions of like companies was conducted. Mr. Murry’s annual salary for 2003 was established at $250,000. He received an option award of 500,000 shares on January 7, 2003 at an exercise price of $2.77 per share. All option awards are within the Company’s general guidelines and are consistent with the 2003 performance of the Company.

The Company intends to take the necessary steps to comply with the $1 million compensation deduction limitation pursuant to Section 162(m) of the Internal Revenue Code of 1986. In addition, the non-equity-based compensation paid to the Named Executive Officers in fiscal 2003 did not exceed $1 million for any individual.

COMPENSATION COMMITTEE

Howard I. Hoffen

John A. Urquhart

EXECUTIVE COMPENSATION

The following table sets forth certain summary information concerning the annual compensation received for services rendered to the Company during the fiscal years ended December 31, 2003, 2002 and 2001, by: (i) Michael Murry, the Company’s President and Chief Executive Officer and (ii) each of the other most highly compensated executive officers of the Company, of which there were three, who were serving as executive officers of the Company on December 31, 2003 (collectively, the “Named Executive Officers”).

Summary Compensation Table

	Annual Compensation			Long-Term Compensation Awards	All Other Compensation(6)
Name and Principal Position	Fiscal Year	Salary	Bonus(5)	Securities Underlying Options
Michael J. Murry(1) President and Chief Executive Officer	2003 2002 2001	$246,314 — —	$125,000 — —	500,000 — —	$72,216 — —
Ralph A. Dalla Betta(2) Vice President and Chief Technology Officer	2003 2002 2001	196,800 194,300 192,750	28,000 34,000 52,300	61,600 64,800 15,091	14,400 15,281 16,069
Dominic M. Geraghty(3) Senior Vice President, Corporate Development	2003 2002 2001	225,000 168,750 —	45,000 29,500 —	44,400 85,000 —	46,803 70,163 —
Robert W. Zack(4) Vice President and Chief Financial Officer	2003 2002 2001	182,167 146,154 —	53,350 25,700 —	95,000 10,000 —	10,599 3,569 —

(1)	Mr. Murry joined the Company as President & Chief Executive Officer on January 7, 2003. On an annualized basis, Mr. Murry’s salary for 2003 was $250,000. Amounts under “All Other Compensation” include (i) contributions by the Company of $6,000 in 2003 under its 401(k) plan; (ii) $897 in 2003 for life insurance premiums; and (iii) $65,319 in 2003 in relocation costs.

(2)	Amounts under “All Other Compensation” include (i) contributions by the Company of $10,320 in 2003, $10,600 in 2002 and $9,520 in 2001 under its 401(k) plan; (ii) $1,317 in 2003, $1,246 in 2002 and $1,234 in 2001 for life insurance premiums; and (iii) contributions by the Company of $2,763 in 2003, $3,435 in 2002 and $5,315 in 2001 to the Company’s Supplemental Severance Benefit Plan.

(3)	Amounts under “All Other Compensation” include (i) contributions by the Company of $10,320 in 2003 and $4,050 in 2002 under its 401(k) plan; (ii) $1,483 in 2003 and $1,113 in 2002 for life insurance premiums; and (iii) a one-year anniversary sign-on bonus of $35,000 in 2003 and $65,000 in 2002.

(4)	Mr. Zack was promoted to Vice President and Chief Financial Officer effective April 1, 2003. Amounts under “All Other Compensation” include (i) contributions by the Company of $10,320 in 2003 and $3,360 in 2002 under its 401(k) plan; and (ii) $279 in 2003 and $209 in 2002 for life insurance premiums.

(5)	Includes bonuses accrued in the year of service whether paid during the year of service or thereafter.

(6)	Includes 401(k) matching contributions accrued in the year of service whether paid during the year of service or thereafter.

Option Grants in Last Fiscal Year

The following table sets forth the stock options granted during the fiscal year ended December 31, 2003 to each of the Named Executive Officers:

	Individual Grants(1)
	Number of Securities Underlying Options Granted(#)(1)	% of Total Options Granted to Employees in Fiscal Year(2)	Exercise Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Name					5%	10%
Michael J. Murry	500,000	44.5%	$2.770	1/7/13	$871,019	$2,207,333
Ralph A. Dalla Betta	51,600	4.6%	$2.760	2/10/13	$89,565	$226,974
Ralph A. Dalla Betta	10,000	0.9%	$3.449	8/29/13	$21,691	$54,968
Dominic M. Geraghty	34,400	3.1%	$2.760	2/10/13	$59,710	$151,316
Dominic M. Geraghty	10,000	0.9%	$3.449	8/29/13	$21,691	$54,968
Robert W. Zack	85,000	7.6%	$2.760	2/10/13	$147,539	$373,892
Robert W. Zack	10,000	0.9%	$3.449	8/29/13	$21,691	$54,968

(1)	These options were granted under the Company’s 1995 Stock Option Plan, as amended (the “1995 Plan”). Options granted under the 1995 Plan generally have a ten-year term. Generally, 12.5% of the grant becomes exercisable six months after the date of grant. The balance of the grant then vests monthly, with full exercisability occurring on the fourth anniversary date of the grant. The per share exercise price is based on the fair market value of the Company’s common stock as determined by the Board of Directors, which is the Nasdaq closing price for the Company’s common stock on the date of grant. Unless otherwise determined by the Board of Directors, the 1995 Plan provides for the automatic acceleration of vesting of all outstanding options (such that they become exercisable in full) in the event of a “Change in Control,” as defined in the 1995 Plan.

(2)	Based on options to purchase an aggregate of 1,122,463 shares granted to employees during 2003.

(3)	Potential realizable value is based on an assumption that the stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten-year option term. These numbers are calculated based on the requirements promulgated by the SEC and do not reflect the Company’s estimate of future stock price.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Values

The following table sets forth for each of the Named Executive Officers information with respect to stock options exercised during the fiscal year ended December 31, 2003 and stock options held at December 31, 2003:

	Shares Acquired on Exercise	Value Realized(1)	Number of Securities Underlying Unexercised Options at Fiscal year End		Value of Unexercised In- the-Money Options at Fiscal Year End(2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Michael J. Murry	—	$—	114,583	385,417	$83,531	$280,969
Ralph A. Dalla Betta	—	—	175,380	88,861	317,844	30,688
Dominic M. Geraghty	—	—	43,584	86,816	5,296	20,625
Robert W. Zack	—	—	22,291	82,709	13,086	50,229

(1)	Market value of underlying securities on the exercise date minus the exercise price.

(2)	Market value of underlying securities at December 31, 2003 ($3.499 per share) minus the exercise price.

TRANSACTIONS WITH MANAGEMENT

The Company has entered into Change of Control Severance Agreements with the following Executive Officers: Ralph A. Dalla Betta, Dominic M. Geraghty, Michael J. Murry and Robert W. Zack. The Change of Control Severance Agreements provide for the following benefits in the event an officer is involuntarily terminated (as defined in the Change of Control Severance Agreements): (1) 200% of the officer’s annual compensation, (2) continued employee benefits for up to two years from the date of an involuntary termination and (3) accelerated vesting of all of the officer’s options.

Mr. Murry and Dr. Geraghty have agreements with us whereby they will receive certain guaranteed severance payments in the event of termination other than for a Change in Control (as defined in their respective agreements).

Dr. Levy and Mr. O’Such have personal investments in NovoDynamics, Inc., which constitute less than 1% of its outstanding equity. Dr. Levy also serves as a director of NovoDynamics, Inc. The Company owns approximately 31.8% of NovoDynamics’ outstanding equity.

See also “Compensation Committee Interlocks and Insider Participation.”

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s Executive Officers, Directors and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”) and the National Association of Securities Dealers, Inc.

Executive Officers, Directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representation from certain reporting persons, the Company believes that, during fiscal year 2003, all reporting persons complied with Section 16(a) filing requirements applicable to them, except as described below:

•	On February 12, 2003 Howard Hoffen, a Director of our Company, filed an amended Form 4 which indicated that options to acquire an additional 4,000 shares of the Company’s common stock should have been included in a Form 4 filed on February 11, 2003.

•	In April 2003, Ralph Dalla Betta, our Chief Technology Officer, filed an amended Form 4 which 1) reported a reduction of stock ownership of 47,474 shares that was inadvertently previously reported due to an error in the conversion rate from Catalytica, Inc. stock to Catalytica Energy Systems, Inc. stock in December 2000, 2) reduced the total ownership of non-derivatives by 105 shares and 3) added a footnote indicating that non-derivatives were acquired via the Catalytica Energy Systems, Inc. Employee Stock Purchase Plan.

•	In April 2003, Ricardo Levy, our Chairman of the Board, filed an amended Form 4 which 1) modified ownership of 61,696 shares from direct to indirect ownership, 2) reported a reduction of indirect ownership of 2,859 shares that was inadvertently previously reported due to an error in the conversion rate from Catalytica, Inc. stock to Catalytica Energy Systems, Inc. stock in December 2000 and 3) disclaimed indirect ownership of 3,486 shares that were transferred from the D. Nelson Trust, of which Dr. Levy was the Trustee, to a private account of which Dr. Levy no longer had any direct or indirect ownership.

•	In March 2004, Dr. Levy filed an amended Form 4 correcting a footnote detailing the total number of derivative securities beneficially owned following the issuance of a non-qualified stock option grant changing the number of options in the footnote from 106,039 to 116,039.

PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

Proposal

The Company has selected Ernst & Young LLP as the Company’s independent accountants to audit the financial statements of the Company for the fiscal year ending December 31, 2004. Ernst & Young LLP has audited the Company’s financial statements since the fiscal year ended December 31, 1995. A representative of Ernst & Young LLP is expected to be available at the 2004 Annual Meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT ACCOUNTANTS FOR THE 2004 FISCAL YEAR. In the event that a majority of the votes cast at the meeting are cast against such ratification, the Board of Directors will reconsider its selection.

PERFORMANCE GRAPH

The graph below compares the cumulative total return to stockholders, calculated on a dividend-reinvested basis, at the effective date of Catalytica Energy’s spin-off from Catalytica, Inc. on December 18, 2000, December 31, 2000, December 31, 2001, December 31, 2002 and December 31, 2003 to the cumulative total return over such period of (i) the Nasdaq Composite Index and (ii) the Adams, Harkness & Hill Energy & Power Technologies Index. The graph assumes that $100 was invested on December 18, 2000 in the Company’s common stock, the Nasdaq Composite Index and the Adams, Harkness & Hill Energy & Power Technologies Index.

	12/18/2000	12/31/2000	12/31/2001	12/31/2002	12/31/2003
Catalytica Energy Systems, Inc.	$100	$125	$33	$20	$25
Nasdaq Composite Index	100	94	74	51	76
Adams, Harkness & Hill Energy & Power Technologies Index(1)	100	103	45	17	49

(1)	A market-weighted index of U.S. and Canadian energy and power technologies companies, calculated daily.

OTHER MATTERS

The Company does not currently intend to bring before the 2004 Annual Meeting any matters other than those set forth herein, and has no present knowledge that any other matters will or may be brought before the meeting by others. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the Proxies in accordance with their judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Sincerely,

Michael J. Murry

President, Chief Executive Officer and Director

April 29, 2004

Gilbert, Arizona

Exhibit A

CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF

CATALYTICA ENERGY SYSTEMS, INC.

PURPOSE:

The purpose of the Audit Committee of the Board of Directors of Catalytica Energy Systems, Inc. (the “Company”) shall be:

•	to provide oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company’s financial reporting process;

•	to provide the Company’s Board of Directors with the results of its monitoring and recommendations derived therefrom;

•	to nominate to the Board of Directors independent auditors to audit the Company’s financial statements and oversee the activities and independence of the auditors; and

•	to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors.

The Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

MEMBERSHIP:

The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three members of the Board of Directors. The members will meet the following criteria:

1.	Each member will be an independent director, in accordance with the Nasdaq National Market Audit Committee requirements;

2.	Each member will be able to read and understand fundamental financial statements, in accordance with the Nasdaq National Market Audit Committee requirements; and

3.	At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication, including but not limited to a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES:

The responsibilities of the Audit Committee shall include:

•	Providing oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company’s financial reporting process;

•	Recommending the selection and, where appropriate, replacement of the independent auditors to the Board of Directors;

•	Reviewing fee arrangements with the independent auditors;

•	Reviewing the independent auditors’ proposed audit scope, approach and independence;

•	Reviewing the performance of the independent auditors, who shall be accountable to the Board of Directors and the Audit Committee;

A-1

•	Requesting from the independent auditors of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independent Standards Board Standard No. 1, and engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors;

•	Directing the Company’s independent auditors to review before filing with the SEC the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

•	Discussing with the Company’s independent auditors the matters required to be discussed by Statement on Accounting Standard No. 61, as it may be modified or supplemented;

•	Reviewing with management, before release, the audited financial statements and Management’s Discussion and Analysis in the Company’s Annual Report on Form 10-K;

•	Providing a report in the Company’s proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e) (3) of Schedule 14A;

•	Reviewing the Audit Committee’s own structure, processes and membership requirements; and

•	Performing such other duties as may be requested by the Board of Directors.

In executing its responsibilities described above, the Audit Committee may rely upon discussions with management and the Company’s independent accountants, including review of the representations of management and the report of the Company’s independent accountants to the Audit Committee.

MEETINGS:

The Audit Committee will meet at least quarterly. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance. The Audit Committee will meet separately with the independent auditors as well as members of the Company’s management as it deems appropriate in order to review the financial controls of the Company.

MINUTES:

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS:

Apart from the report prepared pursuant to Item 306 of Regulation S-K and Item 7(e) (3) of Schedule 14A, the Audit Committee will summarize its examinations and recommendations to the Board from time to time as may be appropriate, consistent with the Committee’s charter.

A-2

Exhibit B

CATALYTICA ENERGY SYSTEMS INC.

CHARTER OF THE NOMINATING / GOVERNANCE COMMITTEE OF THE

BOARD OF DIRECTORS

PURPOSE

The Nominating / Governance Committee shall assist the Board of Directors in discharging its responsibilities with respect to:

A.	The identification of individuals qualified to become directors and the selection or recommendation of candidates for all directorships to be filled by the Board of Directors or by the shareholders;

B.	The development and recommendation of a set of corporate governance guidelines applicable to the corporation; and

C.	Otherwise taking a leadership role in shaping the corporate governance of the corporation.

STRUCTURE AND OPERATIONS

Composition and Qualifications

The Committee shall be comprised of two or more members of the Board of Directors, each of whom is determined by the Board of Directors to be “independent” in accordance with the rules of Nasdaq.

Appointment and Removal

The members of the Committee shall be appointed by the Board of Directors and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

Chairman

Unless a Chairman is elected by the full Board of Directors, the members of the Committee shall designate a Chairman by majority vote of the full Committee membership. The Chairman shall be entitled to cast a vote to resolve any ties. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

Delegation to Subcommittees

In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee.

MEETINGS

The Committee shall meet at least two times annually, or more frequently as circumstances dictate. The Chairman of the Board or any member of the Committee may call meetings of the Committee. Meetings of the Committee may be held telephonically.

All non-management directors that are not members of the Committee may attend meetings of the Committee but may not vote. Additionally, the Committee may invite to its meetings any director, management of the corporation and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

RESPONSIBILITIES AND DUTIES

Outlined below are certain continuing responsibilities that the Committee is expected to fulfill in effecting its purpose as stated in Section I of this Charter. This list of responsibilities is presented for illustrative purposes and is not intended to be exhaustive. The Committee may conduct additional activities as appropriate in light of changing business, legislative, regulatory, legal or other conditions. The Committee shall also fulfill other responsibilities delegated to it from time to time by the Board.

The Committee, in discharging its oversight role, may study or investigate any matter of interest or concern that the Committee deems appropriate and shall have the sole authority to retain outside counsel or other experts for this purpose, including the authority to approve the fees payable to such counsel or experts and any other terms of retention.

Board Selection, Composition and Evaluation

1.	Establish criteria for the selection of new directors to serve on the Board of Directors.

2.	Identify individuals believed to be qualified as candidates to serve on the Board of Directors and select, or recommend that the Board of Directors select, the candidates for all directorships (including the applicable class to which such candidate will be elected) to be filled by the Board of Directors or by the shareholders at an annual or special meeting. In identifying candidates for membership on the Board of Directors, the Committee shall take into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity and the extent to which the candidate would fill a present need on the Board of Directors.

3.	Conduct all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates. The Committee shall have sole authority to retain and to terminate any search firm to be used to assist it in identifying candidates to serve as directors of the corporation, including sole authority to approve the fees payable to such search firm and any other terms of retention.

4.	Review and make recommendations to the full Board of Directors whether members of the Board should stand for re-election. Consider matters relating to the retirement of Board members, including term limits or retirement ages.

5.	Consider questions of independence and possible conflicts of interest of members of the Board of Directors and executive officers.

6.	Review and make recommendations, as the Committee deems appropriate, regarding the composition and size of the Board of Directors to ensure the Board has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds.

7.	Lead the Board of Directors in an annual evaluation of the performance of the Board, including individual members of the Board and each committee of the Board, and discuss the evaluation with the full Board.

8.	Recommend to the Board as appropriate and oversee the performance of any internal investigations of the conduct of senior executives of the Company. Review directorships, consulting arrangements and other business relationships involving the Company’s directors as reported in the directors’ questionnaires for possible conflicts of interest.

Committee Selection, Composition and Evaluation

1.	Advise the Chairman of the Board regarding members of the Board of Directors to serve on the committees of the Board, giving consideration to the criteria for service on each committee as set forth in the charter for such committee, as well as to any other factors the Committee deems relevant, and where appropriate, make recommendations to the Chairman of the Board regarding the removal of any member of any committee.

2.	Advise the Chairman of the Board regarding members of the Board of Directors to serve as the Chair of the committees of the Board of Directors.

3.	Assess the overall operation, charter and composition of the various committees of the Board of Directors, and inform the Board of any issues that the Board should address in this regard, including issues with regard to the qualifications and criteria for membership on each committee of the Board and, as circumstances dictate, make any recommendations regarding periodic rotation of directors among the committees and any term limitations of service on any Board committee.

Corporate Governance

1.	Consider the adequacy of the certificate of incorporation and bylaws of the corporation and recommend to the Board of Directors, as conditions dictate, that it propose amendments to the certificate of incorporation and bylaws for consideration by the stockholders.

2.	Develop and recommend to the Board of Directors a set of corporate governance guidelines and a code of ethics for the Board and the Company, and keep abreast of developments with regard to corporate governance to enable the Committee to make recommendations to the Board of Directors in light of such developments as may be appropriate.

3.	Consider policies relating to meetings of the Board of Directors. This may include meeting schedules and locations, meeting agendas and procedures for delivery of materials in advance of meetings.

Continuity / Succession Planning Process / CEO Performance

1.	Ensure that the Board periodically addresses the management continuity planning process and the succession plans relating to the CEO and other key senior executive officer positions.

2.	Ensure that the Board performs an annual evaluation of the performance of the CEO.

Reports

1.	Report regularly to the Board of Directors (i) following meetings of the Committee, (ii) with respect to such other matters as are relevant to the Committee’s discharge of its responsibilities and (iii) with respect to such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

2.	Maintain minutes or other records of meetings and activities of the Committee.

ANNUAL PERFORMANCE EVALUATION

The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee and its members, including by reviewing the compliance of the Committee with this Charter. In addition, the Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Committee considers necessary or valuable. The Committee shall conduct such evaluations and reviews in such manner as it deems appropriate.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

CATALYTICA ENERGY SYSTEMS, INC.

2004 ANNUAL MEETING OF STOCKHOLDERS

June 10, 2004

The undersigned stockholder of Catalytica Energy Systems, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 29, 2004, and hereby appoints Michael J. Murry and Robert W. Zack, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2004 Annual Meeting of Stockholders of Catalytica Energy Systems, Inc., to be held on Thursday, June 10, 2004, at 10:00 a.m., local time, at Catalytica Energy Systems, Inc., 1388 North Tech Boulevard, Gilbert, Arizona 85233 and at any postponement(s) or adjournment(s) thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side and, in their discretion, upon such other matter or matters that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED (1) FOR THE ELECTION OF CLASS I DIRECTORS, (2) FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS AND (3) AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT BOX ON THE REVERSE SIDE

(Continued and to be signed on reverse side)

(FOLD AND DETACH HERE)

ANNUAL MEETING OF STOCKHOLDERS

Thursday, June 10, 2004 10:00 a.m. at Catalytica Energy Systems, Inc.

1388 North Tech Boulevard, Gilbert, Arizona 85233.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” EACH OF THE FOLLOWING PROPOSALS.

Please Mark your votes as indicated in this example    ☒

1. ELECTION OF DIRECTORS

		FOR	WITHHOLD
01	William B. Ellis	[_]	[_]
02	Susan F. Tierney	[_]	[_]

2. Proposal to ratify the appointment of Ernst & Young LLP as the independent accountants of the Company for the fiscal year ending December 31, 2004.	FOR	AGAINST	ABSTAIN
	[_]	[_]	[_]

I PLAN TO ATTEND THE MEETING	[_]

COMMENTS/ADDRESS CHANGE	[_] Please mark this box if you have written comments/address change on the reverse side.

Signature                                                  Signature                                                    Date

(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

(FOLD AND DETACH HERE)